[Gibson, Dunn & Crutcher LLP Letterhead]

Exhibit  5.1
October 31, 2019

California Water Service Group
1720 North First Street
San Jose, CA 95112

Re:	California Water Service Group Registration Statement on Form S‑3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3, File No. 333-234389, as amended (the “Registration Statement”), of California Water Service Group, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto, dated October 31, 2019 (the “Prospectus Supplement”), in connection with the offering by the Company of up to $300,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit

October 31, 2019

that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP